Exhibit 99.1
Victoria’s Secret & Co. Reports Third Quarter 2022 Results
Third quarter operating income and diluted EPS above guidance
Provides fourth quarter and reaffirms full year 2022 guidance

Reynoldsburg, Ohio (November 30, 2022)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today reported 2022 financial results for the third quarter ended October 29, 2022.

Chief Executive Officer Martin Waters commented, “After nearly a year and a half as an independent, publicly-traded company, we continue to make significant progress in our transformation and mission to celebrate and champion all women. We have created a solid financial platform with our new, more agile operating structure, and even in a very challenging macroeconomic environment, we were able to deliver third quarter operating income and earnings per diluted share results above our previous guidance. With our aligned focus on our customer and our strategic priorities, we are well positioned to continue to navigate and execute in a shifting consumer landscape.”

Martin continued, “At our Investor Day in October, we discussed our strategic growth plan which outlines significant runway ahead guided by our three key principles: strengthen our core, ignite growth, and transform the foundation. Led by our two category-defining brands and merchandise leadership positions in intimates and beauty, we remain confident in our ability to deliver our long-term financial targets, reinvest in our business, and return value to our shareholders. Further evidence of our commitment to drive long-term value, we recently announced our agreement to acquire AdoreMe, Inc. (“Adore Me”), a technology-led, digitally-native intimates brand … a move that strategically positions us for accelerated growth. We are excited for the opportunity to leverage Adore Me’s expertise and technology to improve our customer shopping experience and accelerate the modernization of our digital platform. This is just one example of how we are committed to executing on our strategic growth plan.”

Third Quarter Results
The Company reported net income of $24 million, or $0.29 per diluted share for the third quarter of 2022, which was above the high-end of our previously communicated guidance range of $0.00 to $0.25 per diluted share. This result compares to net income of $75 million, or $0.81 per diluted share for the third quarter of 2021.

Third quarter 2022 reported operating income was $43 million, which was above the high-end of our previously communicated guidance range of $10 million to $40 million. This result compares to operating income of $108 million in the third quarter of 2021.

The Company reported net sales of $1.318 billion for the third quarter of 2022, a decrease of 9% compared to net sales of $1.441 billion in the prior year third quarter. This result was in-line with our previously communicated guidance of down high-single digits compared to the third quarter last year. Total comparable sales for the third quarter of 2022 decreased 11% compared to the third quarter of 2021.

Capital Allocation
On March 2, 2022, the Company announced a share repurchase program providing for the repurchase of up to $250 million of the Company’s common stock during the year. During the third quarter, the Company invested $43 million to repurchase 1.2 million shares under this program. Year to date, the Company has invested $214 million to repurchase 5.1 million shares at an average price of $41.91 per share. The Company continues to expect to complete this share repurchase program by the end of fiscal year 2022.

Fourth Quarter and Full Year 2022 Outlook
The Company is forecasting fourth quarter 2022 net sales to decrease in the high-single digit range compared to last year’s fourth quarter net sales of $2.175 billion. At this forecasted level of sales, operating income is expected to be in the range of $240 million to $290 million. Net income for the fourth quarter 2022 is estimated to be in the range of $2.00 to $2.45 per diluted share.

The Company is forecasting full year 2022 net sales to decrease 6% to 7% compared to last year’s full year net sales of $6.785 billion. At this forecasted level of sales, adjusted operating income is expected to be in the range of $525 million to $575 million, or approximately 8% to 9% of sales. Adjusted net income for the full year 2022 is estimated to be in the range of $4.50 to $4.95 per diluted share.

As previously announced, we expect the acquisition of Adore Me to close by the end of January 2023, subject to customary closing conditions and regulatory clearances. Because the Adore Me transaction has not yet closed, our fourth quarter and full year 2022 outlook excludes any financial impact related to this transaction.

At the conclusion of this press release, we have included a reconciliation of reported to adjusted results and forecasted results.

Victoria’s Secret & Co. will conduct its third quarter earnings call at 8:00 a.m. Eastern on Thursday, December 1, 2022. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); conference ID 5358727. For an audio replay, call 1-866-363-1809 (international replay number: 1-203-369-0197); conference ID 55163 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the Investors section of the Company’s website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,350 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•we may not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale, and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to realize the potential benefits and synergies sought with the pending acquisition of AdoreMe, Inc.;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics;
◦legal and regulatory matters;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2022.

For further information, please contact:

Victoria's Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

Total Sales (Millions):

	Third Quarter	Third Quarter	% Inc/ (Dec)	Year-to-Date	Year-to-Date	% Inc/ (Dec)
	2022	2021		2022	2021
Stores - North America	$812.7	$920.3	(11.7%)	$2,712.1	$2,890.0	(6.2%)
Direct	341.9	406.3	(15.9%)	1,176.1	1,396.0	(15.8%)
International[1]	163.5	114.5	42.8%	434.9	323.2	34.6%
Total	$1,318.1	$1,441.1	(8.5%)	$4,323.1	$4,609.2	(6.2%)

1 - Results include consolidated joint venture sales in China, royalties associated with franchised stores and wholesale sales.

Comparable Sales Increase (Decrease):

	Third Quarter	Third Quarter	Year-to-Date	Year-to-Date
	2022	2021	2022	2021
Stores and Direct[1]	(11%)	0%	(9%)	3%
Stores Only[2]	(10%)	7%	(7%)	8%

NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Please refer to our filings with the Securities and Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada, consolidated joint venture stores in China and direct sales.
2 - Results include company-operated stores in the U.S. and Canada and consolidated joint venture stores in China.

Total Stores:

	Stores at			Reclassed to	Stores at
	1/29/22	Opened	Closed	Joint Venture	10/29/22
Company-Operated:
U.S.	808	11	(7)	—	812
Canada	26	—	—	—	26
Subtotal Company-Operated	834	11	(7)	—	838

China Joint Venture:
Beauty & Accessories[1]	35	2	(6)	8	39
Full Assortment	30	2	(1)	—	31
Subtotal China Joint Venture	65	4	(7)	8	70

Partner-Operated:
Beauty & Accessories	335	10	(30)	(8)	307
Full Assortment	128	16	(8)	—	136
Subtotal Partner-Operated	463	26	(38)	(8)	443
Total	1,362	41	(52)	—	1,351
1 - Includes nine partner-operated stores.

VICTORIA'S SECRET & CO.
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED OCTOBER 29, 2022 AND OCTOBER 30, 2021
(Unaudited)
(In thousands except per share amounts)
	2022	2021
Net Sales	$1,318,077	$1,441,134
Costs of Goods Sold, Buying and Occupancy	(860,705)	(876,067)
Gross Profit	457,372	565,067
General, Administrative and Store Operating Expenses	(414,784)	(457,153)
Operating Income	42,588	107,914
Interest Expense	(15,329)	(11,917)
Other Income	2,383	632
Income Before Income Taxes	29,642	96,629
Provision for Income Taxes	7,425	21,416
Net Income	22,217	75,213
Less: Net Loss Attributable to Noncontrolling Interest	(2,151)	—
Net Income Attributable to Victoria's Secret & Co.	$24,368	$75,213

Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.29	$0.81

Weighted Average Shares Outstanding	82,628	92,449

VICTORIA'S SECRET & CO.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED OCTOBER 29, 2022 AND OCTOBER 30, 2021
(Unaudited)
(In thousands except per share amounts)
	2022	2021
Net Sales	$4,323,091	$4,609,201
Costs of Goods Sold, Buying and Occupancy	(2,808,963)	(2,702,408)
Gross Profit	1,514,128	1,906,793
General, Administrative and Store Operating Expenses	(1,279,906)	(1,370,462)
Operating Income	234,222	536,331
Interest Expense	(40,710)	(15,659)
Other Loss	(2,655)	(465)
Income Before Income Taxes	190,857	520,207
Provision for Income Taxes	25,285	119,878
Net Income	165,572	400,329
Less: Net Loss Attributable to Noncontrolling Interest	(9,545)	—
Net Income Attributable to Victoria's Secret & Co.	$175,117	$400,329

Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$2.07	$4.46

Weighted Average Shares Outstanding[1]	84,659	89,685

1 - Reported Weighted Average Shares Outstanding reflects diluted shares in the first, second and third quarters of 2022. For periods prior to the separation in the third quarter of 2021, basic shares at the separation date are being utilized for the calculation of basic and diluted net income per share.

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

The non-GAAP financial information presented in this press release should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of such non-GAAP financial measures may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The non-GAAP financial information should be read in conjunction with the Company's historical financial statements and notes thereto contained in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The table below reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Third Quarter		Year-to-Date
	2022	2021	2022	2021
Reconciliation of Reported to Adjusted Operating Income
Reported Operating Income - GAAP	$42,588	$107,914	$234,222	$536,331
Occupancy-related Legal Matter (a)	—	—	21,679	—
Restructuring Charge (b)	—	—	29,348	—
Adjusted Operating Income	$42,588	$107,914	$285,249	$536,331

Reconciliation of Reported to Adjusted Net Income Attributable to Victoria's Secret & Co.
Reported Net Income Attributable to Victoria's Secret & Co. - GAAP	$24,368	$75,213	$175,117	$400,329
Occupancy-related Legal Matter (a)	—	—	21,679	—
Restructuring Charge (b)	—	—	29,348	—
Tax Effect of Adjusted Items	—	—	(12,755)	—
Adjusted Net Income Attributable to Victoria's Secret & Co.	$24,368	$75,213	$213,389	$400,329

Reconciliation of Reported to Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.
Reported Net Income Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$0.29	$0.81	$2.07	$4.46
Occupancy-related Legal Matter (a)	—	—	0.19	—
Restructuring Charge (b)	—	—	0.26	—
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.29	$0.81	$2.52	$4.46
(a) In the first quarter of 2022, we recognized a $21.7 million charge ($16.2 million net of tax of $5.5 million), included in buying and occupancy expense, related to a legal matter with a landlord regarding a high-profile store that we surrendered to the landlord prior to separation.
(b) In the second quarter of 2022, we recognized a $29.3 million charge ($22.1 million net of tax of $7.2 million), $16.2 million included in general, administrative and store operating expense and $13.1 million included in buying and occupancy expense, related to restructuring activities to reorganize our leadership structure.

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
FORECASTED FULL YEAR ENDING JANUARY 28, 2023
(Unaudited, in millions)

Forecasted
Full Year Ending
January 28, 2023
Reconciliation of GAAP to Adjusted Operating Income
Operating Income - GAAP	$474 to 524
Occupancy-related Legal Matter (a)	22
Restructuring Charge (b)	29
Adjusted Operating Income	$525 to 575

Reconciliation of GAAP to Adjusted Net Income Attributable to Victoria's Secret & Co.
Net Income Attributable to Victoria's Secret & Co. - GAAP	$341 to 379
Occupancy-related Legal Matter (a)	22
Restructuring Charge (b)	29
Tax Effect of Adjusted Items	(13)
Adjusted Net Income Attributable to Victoria's Secret & Co.	$379 to 417

Reconciliation of GAAP to Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.
Net Income Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$4.05 to 4.50
Occupancy-related Legal Matter (a)	0.19
Restructuring Charge (b)	0.26
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$4.50 to 4.95
(a) In the first quarter of 2022, we recognized a $21.7 million charge ($16.2 million net of tax of $5.5 million), included in buying and occupancy expense, related to a legal matter with a landlord regarding a high-profile store that we surrendered to the landlord prior to separation.
(b) In the second quarter of 2022, we recognized a $29.3 million charge ($22.1 million net of tax of $7.2 million), $16.2 million included in general, administrative and store operating expense and $13.1 million included in buying and occupancy expense, related to restructuring activities to reorganize our leadership structure.